Exhibit 4.8

Hangzhou Weimi Network Technology Co., Ltd

Chen Lei

Zhao Jiazhen

and

Hangzhou Aimi Network Technology Co., Ltd

Seventh Amended and Restated Exclusive Option Agreement

January 3, 2025

Seventh Amended and Restated Exclusive Option Agreement

This Seventh Amended and Restated Exclusive Option Agreement (this “Agreement”) is executed by and among the following parties on January 3, 2025:

1.	Hangzhou Weimi Network Technology Co., Ltd, a wholly foreign-owned enterprise incorporated and existing under the PRC Laws with its registered address at *** (“Party A”);
2.	Chen Lei, ID No. ***, holding 86.57% of the equity interest in Hangzhou Aimi Network Technology Co., Ltd;
3.	Zhao Jiazhen, ID No. ***, holding 13.43% of the equity interest in Hangzhou Aimi Network Technology Co., Ltd;

(Each of the 2 and 3 above a “Party B”, and collectively the “Party B”); and

4.	Hangzhou Aimi Network Technology Co., Ltd, a company incorporated and existing under the PRC Laws with its registered address at *** (“Party C”).

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

WHEREAS:

1.	Party B currently holds 100% of the equity interest in Party C.
2.	Zhu Jianchong, Chen Lei, Zhao Jiazhen, Party A and Party C entered into the Sixth Amended and Restated Exclusive Option Agreement on November 18, 2024 (the “Original Agreement”).
3.	To the extent permitted by the PRC Laws, Party B and Party C intend to grant Party A and/or an individual or individuals designated by Party A an exclusive option to purchase at any time the equity interest and/or assets of Party C in whole or in part, and Party A intends to accept such grant.

Now, Therefore, upon mutual discussion and negotiation, the Parties agree as follows:

1.	Sales and Purchase of Equity Interest and Assets
1.1	Option Granted

Party B hereby irrevocably grants Party A an irrevocable exclusive right (the “Exclusive Interest Option”) to at any time purchase or designate an individual or individuals (the “Designee”,  who should be (a) direct or indirect shareholders of Party A and direct or indirect subsidiaries of such shareholders; (b) the PRC citizens among the directors of Party A, direct or indirect shareholders of Party A and direct or indirect subsidiaries of such shareholders) to purchase from Party B in whole or in part the equity interest in Party C held by Party B  (the “Optioned Interest”) in steps at absolute discretion of Party A, in accordance with the price prescribed by Section 1.3 of this Agreement, during the term of this Agreement and to the extent permitted by PRC Laws (including any laws, regulations, rules, notices, explanations or other binding documents promulgated by any central or local legislative, administrative or judicial authorities before or after the execution of this Agreement, the “PRC Laws”). Party C hereby agrees to the grant by Party B of the Equity Interest Option to Party A. The term “person” as used herein shall refer to individuals, corporations, joint ventures, partnerships, enterprises, trusts or non-corporate organizations.

Party C hereby irrevocably grants Party A an irrevocable exclusive right (the  “Exclusive Asset Option”, together with the  “Exclusive Interest Option”,  the “Exclusive Option”) for Party A or its designee to at any time purchase from Party C in whole or in part the assets (the “Optioned Assets”) of Party C in steps at absolute discretion of Party A, in accordance with the price prescribed by Section 1.3 of this Agreement, during the term of this Agreement and to the extent permitted by PRC Laws.

The Exclusive Option is exclusive for Party A. Without prior written consent of Party A, Party B shall not in whole or in part sell, offer to sell, transfer, gift, pledge or dispose of the Optioned Interest in any other manner, and shall not authorize others to purchase in whole or in part the Optioned Interest; Party C shall also not in whole or in part sell, offer to sell, transfer, gift, pledge or dispose of in any other manner the Optioned Assets, and shall not authorize others to purchase in whole or in part the Optioned Assets.

1.2	Purchase Price

Upon exercise of the Exclusive Option by Party A, with respect to the Optioned Interest, the purchase price shall be the minimum price permitted by the PRC Laws; and with respect to the Optioned Assets, the purchase price shall be the net book value of the Optioned Assets, but in the event that the minimum price then permitted by the PRC Laws is higher than the net book value of the Optioned Assets, the purchase price shall be the minimum price then permitted by the PRC Laws.

1.3	Exercise of Option

The exercise of the Exclusive Option by Party A shall be subject to requirements of the PRC Laws. Party A is entitled to determine the specific timing, method and number of times of the exercise of its Exclusive Option at its absolute discretion.

Each time Party A decides to exercise its Exclusive Interest Option, it shall give a notice to Party B and Party C (the “Equity Interest Purchase Notice”) of the specific proportions of the Optioned Interest Party A intends to purchase from Party B  (the form of the Equity Interest Purchase Notice as set out in Schedule I to this Agreement).

Each time Party A decides to exercise its Exclusive Asset Option, it shall give a notice to Party B and Party C (“Asset Purchase Notice”,  together with the “Equity Interest Purchase Notice”,  the “Purchase Notice”) of the specific quantity of the Optioned Assets it intends to purchase from Party C (the form of the Asset Purchase Notice as set out in Schedule II to this Agreement).

1.4	Actions Relating to the Exercise of Option

In  the event that Party A exercises its Exclusive Option, in order for the equity/asset transfer to be in compliance with this Agreement and relevant laws whether in substance or in procedure, Party B and Party C undertake to be obligated to separately or jointly take the following actions:

(1)	Within seven business days after the Purchase Notice is delivered to Party B and Party C, Party B and Party C shall, in accordance with the provisions of this Agreement and the Purchase Notice, prepare and execute all necessary documents relating to the transfer of the Optioned Interest/Assets including the equity/asset transfer agreement, and transfer the Optioned Interest/Assets in whole at one time to Party A and/or its designee;
(2)	Party B shall cause Party C to convene the shareholders’ meeting in a timely manner and approve the resolution to transfer equity interest/assets by Party B or Party C to Party A and/or its designee in such meeting;
(3)	With respect to the transfer of Optioned Interest, if necessary, Party B and Party C shall execute an equity transfer agreement (the “Equity Transfer Agreement”) in accordance with the form as set out in Schedule III to this Agreement. Where the PRC Laws provide otherwise as to the substance and form of the Equity Transfer Agreement, such provision by the PRC Laws shall prevail. Unless otherwise agreed by the Parties according to the actual situation, the closing for the Optioned Interest, which shall be the completion of the registration for changes by the administration for industry and commerce, shall occur no later than the fifteenth business day after the Equity Interest Purchase Notice has been delivered to Party B and Party C;
(4)	On the execution date of this Agreement, Party B and Party C shall execute one or multiple copies of the proxy letter in accordance with the substance and form as set out in Schedule IV to this Agreement, to authorize any individual appointed by Party A to execute and deliver the equity/asset transfer agreement and all other documents provided in this Agreement on behalf of Party B and Party C;

(5)	Party B and Party C shall take all necessary actions to conduct and complete relevant approval and registration procedures without delay and cause the Optioned Interest/Assets to be effectively registered under the name of Party A and/or its designee without any Security Interest thereon. For the purpose of this section and this Agreement, the “Security Interest” shall include warranties, mortgages, pledges, third party’s rights or interests, any stock option, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall exclude any security interest created by the Equity Pledge Agreement (as defined below);
(6)	Party B and Party C shall take all necessary actions to free the transfer of the Optioned Interest/Assets from any interference whether in substance or in procedure. Party B and Party C shall not set any obstructions or restrictive conditions to the transfer of the Optioned Interest/Assets other than the conditions expressly provided by this Agreement.
1.5

The Parties hereby agree that, after the exercise of the Exclusive Option by Party A, all the transfer price obtained by Party B and/or Party C thereby shall be paid to Party A or its designee without any compensation.

2.	Undertakings by the Parties
2.1	Undertakings by Party B and Party C

Party B and Party C hereby irrevocably undertake:

(1)	without prior written consent of Party A or its parent company PDD Holdings Inc. (“Party A’s Parent Company”), not to in any manner supplement, change or amend the articles of association documents of Party C, increase or decrease Party C’s registered capital, or change Party C’s structure of registered capital in other manners;
(2)	to maintain Party C and its subsidiaries’ corporate existence in accordance with good financial and business standards and practices, and prudently and effectively operate such parties’ business and handle such parties’ affairs;
(3)	without prior written consent of Party A or Party A’s Parent Company, not to at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner the legal or beneficial interest in the assets, business or revenues of Party C, or allow any other Security Interest thereon;
(4)	without prior written consent of Party A or Party A’s Parent Company, not to incur, inherit, guarantee or allow the existence of any debts, except for (i) debts incurred in the ordinary course of business instead of being incurred by loans; and (ii) debts already disclosed to Party A and those for which Party A’s written consent has been obtained;

(5)	to always operate all of Party C’s business during the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;
(6)	without prior written consent of Party A or Party A’s Parent Company, not to enter into any material contract, except for the contracts in the ordinary course of business (for the purpose of this subsection, a contract with total price exceeding RMB500,000 shall be deemed as a material contract);
(7)	without prior written consent of Party A or Party A’s Parent Company, not to provide any person with loan or credit;
(8)	to provide Party A with information on Party C’s business operations and financial conditions upon Party A’s request;
(9)	that Party C shall purchase and maintain insurance from an insurance carrier acceptable to Party A, with the amount and type of coverage consistent with the insurance usually purchased by the companies that operate similar businesses and possess similar properties or assets in the same region;
(10)	without prior written consent of Party A or Party A’s Parent Company, not to merge or consolidate with any person, or acquire or invest in any person;
(11)	to immediately notify Party A of the occurrence or potential occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business and revenue;
(12)	in order to maintain the ownership by Party C of all its assets, to execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;
(13)	without prior written consent of Party A or Party A’s Parent Company, to ensure that Party C shall not in any manner distribute dividends, distributable interests and/or any asset to its shareholders; in the event that Party B obtains any aforesaid interest, to notify Party A within three business days and immediately transfer such interest to Party A without any compensation;
2.2	Undertakings regarding Party B

Party B hereby irrevocably undertakes as follows:

(1)	without prior written consent of Party A or Party A’s Parent Company, at any time following the date hereof, not to sell, transfer, mortgage or dispose of in any manner the legal or beneficial interest in the equity interest in Party C held by it, or allow any other Security Interest thereon, except for the pledge on the equity interest in Party C held by Party B pursuant to the Seventh amended and restated equity pledge agreement (the “Equity Pledge Agreement”) entered into by the Parties on the execution date of this Agreement;

(2)	without prior written consent of Party A or Party A’s Parent Company, during the shareholders’ meeting of Party C, not to vote in favor of, support or execute any shareholders’ resolution to approve the sale, transfer, mortgage or disposal of in any manner, or allow the Security Interest on the legal or beneficial interests in any equity interest or assets of Party C, except for those made to Party A or its designated person;
(3)	without prior written consent of Party A or Party A’s Parent Company, during the shareholders’ meeting of Party C, not to vote in favor of, support or execute any shareholders’ resolution to approve merger or consolidation of Party C with any other person, or acquisition of or investment in any other person, or spin-off, change in registered capital or the company form of Party C;
(4)	to cause the shareholders’ meeting to vote in favor of the transfer of the Optioned Interest contemplated by this Agreement;
(5)	in order to maintain Party B’s ownership of the equity interest in Party C, to execute all necessary or appropriate documents, take all necessary or appropriate actions and/or file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;
(6)	at the request of Party A, to appoint any designees of Party A as the directors of Party C;
(7)	at the request of Party A at any time, to unconditionally and promptly transfer its equity interest in Party C to Party A or Party A’s designee, and waive its right of first refusal relating to such share transfer by other shareholders of Party C;
(8)	to strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party A, Party A’s Parent Company, Party B and Party C, perform the obligations hereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof.
3.	Representations and Warranties by Party B and Party C

Party B and Party C hereby severally represent and warrant to Party A as of the date of this Agreement and each date of transfer, that:

3.1	They have the authority and power to execute and deliver this Agreement and any share/asset transfer contract to which they are parties entered into for each transfer of the

Optioned Interest/Assets (each a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contract. This Agreement and the Transfer Contracts to which they are parties, once executed, constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2

The execution, delivery and performance of this Agreement or relevant equity/asset transfer agreement: (a) shall not conflict with or violate the provisions of the following documents, or violate such provisions after the receipt of relevant notice or over time: (i) its business license, articles of association, licenses, approval by the governmental authorities of its incorporation, agreements relating to its incorporation and other charter documents; (ii) any other laws and regulations by which it is bound, (iii) any contract, agreement, lease or other documents to which it is party or by which it is bound or its assets are bound, (b) shall not result in any mortgages or other encumbrances on its assets or entitle any third party to set any mortgages or encumbrance on its assets except for the pledge placed on the equity interest in Party C pursuant to the Equity Pledge Agreement; (c) shall not result in the termination or modification of any contract, agreement, lease or other document provisions to which it is a party or by which it is bound or its assets are bound, or entitle any other third party to terminate or modify such document’s provisions; (d) shall not result in any suspension, withdrawal, confiscation, damage or expiration without extension of any approval, license or registration of the authorities as applicable;

3.3	Party C has a good and merchantable ownership of all of its assets, and has not created any Security Interest on such assets;
3.4

Party C does not have any outstanding debts, except for (i) debts incurred in the ordinary course of business; and (ii) debts already disclosed to Party A and those for which Party A’s written consent has been obtained. Party B legally and effectively owns the equity interest in Party C held by it. Except for the pledge on the equity interest in Party C pursuant to the Equity Pledge Agreement, Party B has not created any Security Interest on the equity interest in Party C;

3.5	Party C is in compliance with all the applicable laws and regulations; and
3.6	There are no ongoing, pending or threatened litigations, arbitrations or administrative proceedings relating to the equity interest in Party C, assets of Party C or Party C.

Party B hereby warrants to Party A that it has made all proper arrangements and executed all necessary documents to ensure that in the event of its death, incapacity, bankruptcy, divorce or other circumstances that may affect its exercise of shareholder’s right, its successors, guardians, creditors, spouses and other persons that may thereby acquire the equity interest or relevant rights, shall not influence or hinder the performance of this Agreement.

The Parties warrant that, once the PRC Laws permit Party A to directly hold the equity interest in Party C and Party C can legally continue its business, Party A is entitled to exercise all the Exclusive Option immediately.

4.	Effective Date and Term of Agreement

This Agreement shall become effective after being executed or sealed by the Parties or executed by their legal representatives.

This Agreement shall be terminated after all the equity interest in Party C held by Party B and/or all the assets of Party C have been legally transferred to Party A and/or its designee in accordance with this Agreement. Notwithstanding the above provision, Party A should in any event be entitled to terminate this Agreement by prior written notice to Party B and Party C thirty (30) days in advance, and Party A shall not be held liable for default in respect of the unilateral termination of this Agreement.

5.	Governing Law and Resolution of Disputes
5.1	The effectiveness, construction, performance and the resolution of disputes hereunder shall be governed by the PRC Laws.
5.2

In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall resolve the dispute through amicable consultations. In the event that the Parties fail to reach an agreement on the resolution of such dispute within thirty (30) days after the written notice by one Party to another requesting resolution of the dispute through consultations, either Party may submit the relevant dispute to Hangzhou Arbitration Commission for arbitration in accordance with its arbitration rules effective then. The arbitration shall be conducted in Hangzhou, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on the Parties.

5.3

During the arbitration, the parties shall continue to perform the obligations hereunder other than the disputed issues or obligations submitted for arbitration. The arbitrators are entitled to render rulings according to the actual situation to grant Party A the appropriate legal remedies, including limiting the business operation of Party C by Party B, implementing restrictions or prohibitions on the equity interest in Party C held by Party B or assets of Party C, or issuing an order for the transfer or disposal of such interest or assets,  and requesting the liquidation of Party C by Party B.

5.4

Upon request by a disputing party, the competent court is entitled to grant temporary remedy,  such as issuing  a judgment or ruling to withhold or freeze the property or equity interest of the default party. After the arbitral award comes into force, either party shall be entitled to apply for the competent court to enforce such award. In addition to the Chinese courts, the Hong Kong courts and Cayman courts shall be deemed as competent for the above purpose.

6.	Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.	Notices

Notices under this Agreement shall be delivered in person, by facsimile or by registered post to the following addresses unless changed by written notifications. The delivery date of the notice shall be the receiving date on the receipt if delivered by registered post, or the date of delivering to the recipient if delivered in person or by facsimile. If delivered by facsimile, the original notice shall be immediately sent to the following addresses in person or by registered post after such delivery.

Party A:

Hangzhou Weimi Network Technology Co., Ltd.

Address: ***

Party B:

Chen Lei

Address: ***

Zhao Jiazhen

Address: ***

Party C:

Hangzhou Aimi Network Technology Co., Ltd.

Address: ***

8.	Confidentiality

8.1

Prior to the execution and during the term of this Agreement, one Party (the “Disclosing Party”) has disclosed or may from time to time disclose to other Party (the “Receiving Party”) confidential information (including but not limited to business information, customer information, financial information and contracts). The Receiving Party shall maintain in confidence such confidential information and shall not use any confidential information other than for the purpose expressly provided by this Agreement. The aforesaid provisions do not apply to the following information: (a) any information that has already been obtained by the Receiving Party as proved by written records produced prior to the date of disclosure by the Disclosing Party; (b) any information that becomes public at present or in future not due to the breach of this Agreement by the Receiving Party; (c) any information that is received from a third party which is not bound by an obligation of confidentiality for such information; and (d) any information that is required to be disclosed by relevant laws, regulations or authorities, or that is disclosed to its legal counsels or financial advisors in the ordinary course of business.

8.2	The aforesaid confidentiality obligations of the Parties are continuous, and shall not be terminated with the termination of this Agreement.
9.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Force Majeure
10.1

Where the performance of this Agreement is postponed or prevented by a  “Force Majeure Event”, the party affected by force majeure shall not assume any liability hereunder only in respect of such postponed or prevented performance. The “Force Majeure Event” means any event out of the reasonable control of one party and that is unavoidable for the affected party with reasonable attention, including but not limited to acts by government, force of nature, fire, explosion, geographical changes, storm, flood, earthquake, tide, lightning or war. However, the lack of credit, capital or finance shall not be deemed as event out of the reasonable control of one party. Any Party affected by the “Force Majeure Event” which seeks the release of performance obligations of this Agreement or any provision hereunder shall notify other Parties of the matter of such release and the necessary steps to complete such performance.

10.2

The party affected by force majeure shall not assume any liability hereunder, provided that the affected Party has made reasonable and practical efforts to perform this Agreement, and shall be released from such liability to the extent of the postponed or prevented performance. Upon the rectification and remedy of the reasons for such release, the Parties agree to make their best efforts to resume the performance of this Agreement.

11.	Miscellaneous
11.1	Amendment, Change and Supplement

The parties shall make amendments and supplements to this Agreement in writing. The amendment agreement and supplementary contract relating to this Agreement that are properly signed by the Parties are part of this Agreement, and shall have the same legal effect as this Agreement.

11.2	Entire Agreement

Except for the amendments, supplements or changes in writing after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral or written consultations, representations and contracts reached with respect to the subject matter of this Agreement, including but not limited to the Original Agreement.

11.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.4	Language

This Agreement is written in Chinese in multiple copies.

11.5	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions through consultations, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.6	Successors

This Agreement shall be binding on the respective successors of the Parties and the permitted assignees of such Parties.

11.7	Survival

Any obligation that occurs or that is due as a result of this Agreement upon the expiration or advance termination of this Agreement shall survive the expiration or advance termination thereof.

The provisions of Section 6, Section 8 and Section 11.8 of this Agreement shall remain effective after the termination of this Agreement.

11.8	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date first above written.

(This page is intentionally left as the signature page of the Seventh Amended and Restated Exclusive Option Agreement)

IN WITNESS WHEREOF, this Seventh Amended and Restated Exclusive Option Agreement has been executed by the Parties as of the date and at the place first above written.

Hangzhou Weimi Network Technology Co., Ltd.

(Seal)

Signature:	/s/ Zhao Jiazhen

Name:	Zhao Jiazhen

Title:	Legal Representative

Zhao Jiazhen

Signature:	/s/ Zhao Jiazhen

Hangzhou Aimi Network Technology Co., Ltd.

(Seal)

Signature:	/s/ Zhao Jiazhen

Name:	Zhao Jiazhen

Title:	Legal Representative

(This page is intentionally left as the signature page of the Seventh Amended and Restated Exclusive Option Agreement)

IN WITNESS WHEREOF, this Seventh Amended and Restated Exclusive Option Agreement has been executed by the Parties as of the date and at the place first above written.

Chen Lei

Signature:	/s/ Chen Lei

Schedule I

Equity Interest Purchase Notice

To: Chen Lei and Zhao Jiazhen

Chen Lei and Zhao Jiazhen entered into a Seventh Amended and Restated Exclusive Option Agreement with us on    , 2025. The terms in this notice shall have the meanings given to them as in such agreement.

We have decided to exercise the Exclusive Interest Option provided in the Seventh Amended and Restated Exclusive Option Agreement whereby we or [    ] [name of the company/individual] as designated by us will acquire the 13.43% and 86.57% of the equity interest in Hangzhou Aimi Network Technology Co., Ltd. respectively held by Zhao Jiazhen and Chen Lei. Zhao Jiazhen and Chen Lei shall complete the closing for the Optioned Interest within fifteen business days in accordance with the Seventh Amended and Restated Exclusive Option Agreement upon receipt of this notice.

Hangzhou Weimi Network Technology Co., Ltd.(Seal)

Date: [  ] [  ], [  ]

Schedule II

Asset Purchase Notice

To: Hangzhou Aimi Network Technology Co., Ltd

Zhao Jiazhen and Chen Lei entered into the Seventh Amended and Restated Exclusive Option Agreement with us on    , 2025. The terms in this notice shall have the meanings given to them as in such agreement.

We have decided to exercise the Exclusive Asset Option provided in the Seventh Amended and Restated Exclusive Option Agreement whereby we or [    ] [name of the company/individual] as designated by us will purchase the assets of you as outlined in the separate list attached (the “Contemplated Assets”). Please transfer all the Contemplated Assets to us or [    ] [name of the company/individual designated] in accordance with the Seventh Amended and Restated Exclusive Option Agreement upon receipt of this notice.

Hangzhou Weimi Network Technology Co., Ltd.(Seal)

Date: [  ] [  ], [  ]

Schedule III

Equity Transfer Agreement

This Equity Transfer Agreement (this “Agreement”) is executed on [  ] [  ], [  ] among:

Transferor: Chen Lei

ID No.: ***

Transferor: Zhao Jiazhen

ID No.: ***

Transferee: Hangzhou Weimi Network Technology Co., Ltd,

Registered Address: ***

The parties agree as follows:

1. Zhao Jiazhen and Chen Lei agree to sell at the lowest price permitted by the PRC laws and the Transferee agrees to purchase under the same condition 13.43% and 86.57% of the equity interest in Hangzhou Aimi Network Technology Co., Ltd as respectively held by Zhao Jiazhen and Chen Lei (“Optioned Interest”).

2. Upon the completion of the above transfer of the Optioned Interest, the Transferors shall not be entitled to any rights with respect to such Optioned Interest, and the Transferee shall be entitled to the full rights with respect to such Optioned Interest previously enjoyed by the Transferors.

3. The effectiveness, construction, performance and the resolution of disputes hereunder shall be governed by PRC Laws. The matters not covered in this Agreement and any dispute arising from the execution and performance of this Agreement shall be resolved pursuant to the Seventh Amended and Restated Exclusive Option Agreement or through amicable consultations. In the event that the Parties fail to reach an agreement on the dispute within thirty days (30) after the dispute arises, either Party may submit the relevant dispute to Hangzhou Arbitration Commission for arbitration in Hangzhou with a tribunal of three arbitrators, in accordance with the effective arbitration rules then. The claimant and the respondent shall each designate an arbitrator, and a third arbitrator shall be designated by Hangzhou Arbitration Commission. If the number of claimants or respondents exceeds two (natural persons or legal persons), these persons shall agree in writing on the designation of one arbitrator. The award of the arbitration shall be final and binding upon the disputing parties. During the arbitration, the parties shall continue to perform the obligations hereunder except for the disputed issues or obligations submitted for arbitration. The arbitrators are entitled to render rulings according to the actual situation to grant transferee the appropriate legal remedies, including limiting the business operation of Hangzhou Aimi Network Technology Co., Ltd, implementing restrictions on the equity interest in or assets of Hangzhou Aimi Network Technology Co., Ltd held by transferors, banning on the transfer or disposal of such interest or assets, and requesting the liquidation of Hangzhou Aimi Network Technology Co., Ltd. by the Transferors.

4. Upon the request of the Transferee, the competent court is entitled to grant temporary remedy,  such as issuing  a judgment or ruling to withhold or freeze the property or equity interest of the default party. After the arbitral award comes into force, either party shall be entitled to apply for the competent court to enforce such award. In addition to the Chinese courts, the Hong Kong courts and Cayman courts shall be deemed as competent for the above purpose.

5. This Agreement shall take effect on the date of execution by the parties.

[Signature Pages to Follow]

(This page is intentionally left as the signature page of the Equity Transfer Agreement)

Transferor:

Zhao Jiazhen

Signature:

Transferee:

Hangzhou Weimi Network Technology Co., Ltd. (Seal)

Legal Representative: Zhao Jiazhen

(This page is intentionally left as the signature page of the Equity Transfer Agreement)

Transferee:

Chen Lei

Signature:

Schedule IV

Irrevocable Proxy Letter (I)

Pursuant to the Seventh Amended and Restated Exclusive Option Agreement executed among Hangzhou Weimi Network Technology Co., Ltd, Hangzhou Aimi Network Technology Co., Ltd and me dated     , 2025, I hereby issue this proxy letter.

I hereby irrevocably delegate and authorize          (ID No.            ) (the “Agent”)  as my agent, with full authority and power to (1) prepare and execute the Equity Transfer Agreement (as defined in Seventh Amended and Restated Exclusive Option Agreement); (2) prepare and execute all necessary documents relating to the transfer of the Optioned Interest (as defined in Seventh Amended and Restated Exclusive Option Agreement); (3) fulfill all approval and registration procedures relating to the transfer of the Optioned Interest.

I hereby agree and acknowledge that the Agent has full authority and power to exercise the rights in a manner it considers appropriate within the scope of the foregoing authorization. I undertake to accept the obligations or responsibilities arising out of the exercise of such rights by the Agent.

This proxy letter shall become effective upon my execution, and shall remain effective during the effective term of the Seventh Amended and Restated Exclusive Option Agreement.

This letter is hereby issued.

Chen Lei

Signature:

Date: , 2025

Irrevocable Proxy Letter (II)

Pursuant to the Seventh Amended and Restated Exclusive Option Agreement executed among Hangzhou Weimi Network Technology Co., Ltd, Hangzhou Aimi Network Technology Co., Ltd and me dated     , 2025, I hereby issue this proxy letter.

I hereby irrevocably delegate and authorize          (ID No.            ) (the “Agent”)  as my agent, with full authority and power to (1) prepare and execute the Equity Transfer Agreement (as defined in Seventh Amended and Restated Exclusive Option Agreement); (2) prepare and execute all necessary documents relating to the transfer of the Optioned Interest (as defined in Seventh Amended and Restated Exclusive Option Agreement); (3) fulfill all approval and registration procedures relating to the transfer of the Optioned Interest.

I hereby agree and acknowledge that the Agent has full authority and power to exercise the rights in a manner it considers appropriate within the scope of the foregoing authorization. I undertake to accept the obligations or responsibilities arising out of the exercise of such rights by the Agent.

This proxy letter shall become effective upon my execution, and shall remain effective during the effective term of the Seventh Amended and Restated Exclusive Option Agreement.

This letter is hereby issued.

Zhao Jiazhen

Signature:

Date: , 2025